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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Post-Effective Amendment No. 48 to the registration statement under the Securities Act of 1933 (file number 2-28097) of our report dated February , 1997 on our audit of the financial statements and financial highlights of The Enterprise Group of Funds, Inc. appearing in the Registrant's 1997 Annual Report. We also consent to the reference to our Firm under the caption "Independent Accountants."



COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
February 27, 1998